Exhibit 99
Investor Contact:
Megan Jones
Exact Sciences Corp.
meganjones@exactsciences.com
608-535-8815

Media Contact:
Morry Smulevitz
Exact Sciences Corp.
msmulevitz@exactsciences.com
608-345-8010

For Immediate Release

Exact Sciences Announces Preliminary Fourth Quarter 2022 Results

 Preliminary fourth quarter highlights:

•Expected total fourth quarter revenue, excluding COVID-19 testing, increased 28% compared to the fourth quarter 2021, with Screening revenue of $401.8-$402.8 million and Precision Oncology revenue of $142.9-$143.9 million
•Expected total 2022 revenue, excluding COVID-19 testing, increased 25% compared to 2021, with Screening revenue of $1,423.0-$1,424.0 million and Precision Oncology revenue of $601.0-$602.0 million
•Adjusted EBITDA profitability now expected for the fourth quarter 2022 and full year 2023, ahead of previous target of third quarter 2023

MADISON, Wis., January 8, 2023 -- Exact Sciences Corp. (Nasdaq: EXAS), a leading provider of cancer screening and diagnostic tests, today announced that the company expects to report revenue between $550.7 million and $552.7 million for the fourth quarter ended Dec. 31, 2022.

"Exact Sciences' fourth quarter results show the strength of our business and the momentum building behind the best brands in cancer diagnostics, Cologuard® and Oncotype DX®," said Kevin Conroy, chairman and CEO. "The foundation supporting Cologuard and Oncotype DX will fuel consistent revenue growth and profitability, putting Exact Sciences in a leading position to deliver the next wave of innovation in cancer diagnostics to patients, health systems, and health care providers globally."

Preliminary, Unaudited Fourth Quarter 2022 Financial Results

For the three-month period ended Dec. 31, 2022, as compared to the same period of 2021:

•Total revenue between $550.7 million and $552.7 million, an increase of 16 percent, or 28 percent excluding COVID-19 testing
•Screening revenue between $401.8 million and $402.8 million, an increase of 45 percent, or 41 percent excluding the PreventionGenetics acquisition
•Precision Oncology revenue between $142.9 million and $143.9 million, a decrease of 4 percent, or an increase of 1 percent excluding the divested Oncotype DX Genomic Prostate Score test and the impact of foreign currency exchange rates
•COVID-19 testing revenue of approximately $5.9 million, a decrease of 87 percent

Preliminary, Unaudited 2022 Financial Results

For the twelve-month period ended Dec. 31, 2022, as compared to the same period of 2021:

•Total revenue between $2,082.0 million and $2,084.0 million, an increase of 18 percent, or 25 percent excluding COVID-19 testing
•Screening revenue between $1,423.0 million and $1,424.0 million, an increase of 34 percent, or 30 percent excluding the PreventionGenetics acquisition
•Precision Oncology revenue between $601.0 million and $602.0 million, an increase of 7 percent, or 11 percent excluding the divested Oncotype DX Genomic Prostate Score test and the impact of foreign currency exchange rates
•COVID-19 testing revenue of approximately $58.0 million, a decrease of 59 percent

Screening includes laboratory service revenue from Cologuard tests, PreventionGenetics, and immaterial revenue from Biomatrica and Oncoguard® Liver products. Precision Oncology includes laboratory service revenue from global Oncotype DX products and therapy selection products.

Exact Sciences has not completed preparation of its financial statements for the fourth quarter or full year of 2022. The revenue ranges presented in this news release for the fourth quarter of 2022 and for the year ended Dec. 31, 2022 are preliminary and unaudited and are thus inherently uncertain and subject to change as we complete our financial results for the fourth quarter of 2022. Exact Sciences is in the process of completing its customary year-end close and review procedures as of and for the year ended Dec. 31, 2022, and there can be no assurance that final results for this period will not differ from these estimates. During the course of the preparation of Exact Sciences' consolidated financial statements and related notes as of and for the year ended Dec. 31, 2022, the company's independent registered public accountants may identify items that could cause final reported results to be materially different from the preliminary financial estimates presented herein.

Exact Sciences plans to report 2022 financial results during its February 2023 earnings call.

About Cologuard
The Cologuard® test was approved by the FDA in August 2014, and results from Exact Sciences’ prospective 90-site, point-in-time, 10,000-patient pivotal trial were published in the New England Journal of Medicine in March 2014. The Cologuard test is included in the American Cancer Society’s (2018) colorectal cancer screening guidelines and the recommendations of the U.S. Preventive Services Task Force (2021) and National Comprehensive Cancer Network (2016). The Cologuard test is indicated to screen adults 45 years of age and older who are at average risk for colorectal cancer by detecting certain DNA markers and blood in the stool. Do not use the Cologuard test if you have had precancer, have inflammatory bowel disease and certain hereditary syndromes, or have a personal or family history of colorectal cancer. The Cologuard test is not a replacement for colonoscopy in high risk patients. The Cologuard test performance in adults ages 45-49 is estimated based on a large clinical study of patients 50 and older. The Cologuard test performance in repeat testing has not been evaluated.

The Cologuard test result should be interpreted with caution. A positive test result does not confirm the presence of cancer. Patients with a positive test result should be referred for diagnostic colonoscopy. A negative test result does not confirm the absence of cancer. Patients with a negative test result should discuss with their doctor when they need to be tested again. Medicare and most major insurers cover the Cologuard test. For more information about the Cologuard test, visit cologuard.com. Rx only.

About Exact Sciences’ Precision Oncology portfolio
Exact Sciences’ Precision Oncology portfolio delivers actionable genomic insights to inform prognosis and cancer treatment after a diagnosis. In breast cancer, the Oncotype DX Breast Recurrence Score® test is the only test shown to predict the likelihood of chemotherapy benefit as well as recurrence in invasive breast cancer. The Oncotype DX® test is recognized as the standard of care and is included in all major breast cancer treatment guidelines. The Oncomap™ ExTra test applies comprehensive tumor profiling, utilizing whole exome and whole transcriptome sequencing, to aid in therapy selection for patients with advanced, metastatic, refractory, relapsed, or recurrent cancer. With an extensive panel of approximately 20,000 genes and 169 introns, the Oncomap ExTra test is one of the most comprehensive genomic (DNA) and transcriptomic (RNA) panels available today. Exact Sciences enables patients to take a more active role in their cancer care and makes it easy for providers to order tests, interpret results, and personalize medicine by applying real-world evidence and guideline recommendations. To learn more, visit precisiononcology.exactsciences.com.

About PreventionGenetics
Founded in 2004 and located in Marshfield, Wisconsin, PreventionGenetics is a CLIA and ISO 15189:2012 accredited laboratory. PreventionGenetics delivers clinical genetic testing of the highest quality at fair prices with exemplary service to people around the world. PreventionGenetics has 25 PhD geneticists on staff and provides tests for nearly all clinically relevant genes including the powerful and comprehensive germline whole genome sequencing test, PGnome® and whole exome sequencing test, PGxome®. PreventionGenetics was acquired by Exact Sciences in December 2021.

About Exact Sciences Corp.
A leading provider of cancer screening and diagnostic tests, Exact Sciences relentlessly pursues smarter solutions providing the clarity to take life-changing action, earlier. Building on the success of Cologuard and Oncotype DX tests, Exact Sciences is investing in its product pipeline to support patients before and throughout their cancer diagnosis and treatment. Exact Sciences unites visionary collaborators to help advance the fight against cancer. For more information, please visit the company's website at exactsciences.com, follow Exact Sciences on Twitter @ExactSciences, or find Exact Sciences on Facebook.

Forward-Looking Statements
This news release contains forward-looking statements concerning our expectations, anticipations, intentions, beliefs or strategies regarding the future. These forward-looking statements are based on assumptions that we have made as of the date hereof and are subject to known and unknown risks and uncertainties that could cause actual results, conditions and events to differ materially from those anticipated. Therefore, you should not place undue reliance on forward-looking statements. Examples of forward-looking statements include, among others, statements we make regarding expected future operating results; our strategies, positioning, resources, capabilities and expectations for future events or performance; and the anticipated benefits of our acquisitions, including estimated synergies and other financial impacts.

Important factors that could cause actual results, conditions and events to differ materially from those indicated in the forward-looking statements include, among others, the following: uncertainties associated with the coronavirus (COVID-19) pandemic, including its possible effects on our operations, including our supply chain and clinical studies, and the demand for our products and services; our ability to efficiently and flexibly manage our business amid uncertainties related to COVID-19; our ability to meet our payment obligations under our indebtedness; our ability to raise additional capital in amounts and on terms satisfactory to us, if at all; our ability to successfully and profitably market our products and services; the acceptance of our products and services by patients and healthcare providers; our ability to meet demand for our products and services; the willingness of health insurance companies and other payers to cover our products and services and adequately reimburse us for such products and services; the amount and nature of competition for our products and services; the effects of any judicial, executive or legislative action affecting us or the healthcare system; recommendations, guidelines and quality metrics issued by various organizations regarding cancer screening or our products and services; our ability to successfully develop new products and services and assess potential market opportunities; our ability to effectively enter into and utilize strategic partnerships and acquisitions; our success establishing and maintaining collaborative, licensing and supplier arrangements; our ability to obtain and maintain regulatory approvals and comply with applicable regulations; our ability to manage an international business and our expectations regarding our international expansion and opportunities; the potential effects of changing macroeconomic conditions, including the effects of inflation and interest rate and foreign currency exchange rate fluctuations and any such efforts to hedge such effects; the possibility that the anticipated benefits from our business acquisitions will not be realized in full or at all or may take longer to realize than expected; the possibility that costs or difficulties related to the integration of acquired businesses' operations or divestiture of business operations will be greater than expected and the possibility that integration or divestiture efforts will disrupt our business and strain management time and resources; the outcome of any litigation, government investigations, enforcement actions or other legal proceedings; our ability to retain and hire key personnel. The risks included above are not exhaustive. Other important risks and uncertainties are described in the Risk Factors sections of our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, and in our other reports filed with the Securities and Exchange Commission. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.